Exhibit 99.03
                                   Leonard Tow
                             160 Lantern Ridge Road
                          New Canaan, Connecticut 06840




June 10, 2002

Erland E. Kailbourne
Adelphia Communications Corporation
One North Main Street
Coudersport, Pennsylvania 16915

Dear Mr. Kailbourne,

As Scott Schneider and I indicated when we joined Adelphia's board on May 24, 2002, our goal was to do everything in our power to help restore the company's credibility and stabilize it financially. However, subsequent revelations of the unreliability of corporate data, as well as the ongoing serial disclosures of wrongdoing, have made it impossible to contribute meaningfully to the process. Accordingly, Scott Schneider and I herewith tender our resignations from the board effective immediately.

Notwithstanding the above, we reserve all of our rights with respect to the contract of merger between Century Communications and Adelphia and as shareholders of Adelphia.

Sincerely,

/s/ Leonard Tow                         /s/ Scott Schneider

Leonard Tow                             Scott Schneider

cc: Each member of the Board of Directors of Adelphia Communications Corporation, being:

      Dennis Coyle
      Leslie Gelber
      Pete J. Metros